Exhibit 10.5

Date: October 31, 2000 (the “Issuance Date”)	$2,005,000.00

PROMISSORY NOTE AND STOCK PLEDGE AGREEMENT

FOR VALUE RECEIVED, the undersigned (the “Executive”) promises to pay to the order of RADIO ONE, INC., a Delaware corporation (the “Company”), the aggregate principal sum of Two Million Five Thousand Dollars ($2,005,000.00) (the “Principal Amount”) together with accrued interest hereon calculated in accordance with the provisions of this Promissory Note and Stock Pledge Agreement (this “Note”). This Note is being entered into in connection with the Executive’s purchase from the Company of 250,000 shares (the “Purchased Class D Common Stock”) of the Company’s Class D Common Stock, $.001 par value per share (the “Class D Common Stock”) at a price of $8.02 per share and is a full recourse obligation of the Executive. Capitalized terms used but not defined herein shall have the meanings set forth in the Amended and Restated Employment Agreement of even date herewith by and between the Executive and the Company (the “Employment Agreement”).

1. Payment Provisions. The Executive agrees as follows, so long as any amount hereunder is outstanding:

1.1. Interest. Interest shall accrue at the applicable federal rate (published monthly by the Internal Revenue Service) as defined in Section 1274 of the Internal Revenue Code of 1986, as amended, compounded annually, on the entire Principal Amount from time to time unpaid until the date on which the Principal Amount and all accrued and unpaid interest thereon have been paid in full. Notwithstanding the foregoing, in no event shall the rate of interest hereunder exceed the maximum interest rate permitted by applicable law.

1.2. Mandatory Prepayment. If at any time the Executive shall sell, transfer or otherwise dispose of a number of shares of Purchased Class D Common Stock (other than transfers to the Company) greater than 20% of the shares of Purchased Class D Common Stock that have vested pursuant to Section 5.10(d) of the Employment Agreement through the date of such sale, treating all such sales of Purchased Class D Common Stock through the date of the most recent such sale as a single transaction, the Executive shall prepay a portion of the Principal Amount, plus all accrued but unpaid interest thereon, equal to (a) the number of such excess shares times $8.02, minus (b) all amounts previously prepaid pursuant to this Section 1.2.

1.3. Optional Prepayments. The Executive may, at any time or from time to time, prepay all or part of the Principal Amount without premium or penalty. Any prepayment shall first be applied to accrued but unpaid interest and shall then be applied to such Principal Amount then outstanding.

1.4. Place of Payments. All payments shall be made to the Company in lawful money of the United States of America at the address of the Company as given in Section 14 hereof.

1.5. Maturation Events. Upon the earliest to occur of the following, each of which shall be deemed a “Maturation Event,” the Principal Amount then outstanding, plus all accrued and unpaid interest thereon, shall become immediately due and payable, without any demand, notice or other act on the part of the Company:

(a) the first day after the eighth anniversary of the Issuance Date;

(b) the 60th day following termination of the Executive’s employment with the Company or any of its subsidiaries, for any reason, including, but not limited to, termination with Cause, termination without Cause, termination with Good Reason, and termination without Good Reason; and

(c) any of (i) the entry of a decree or order by a court of competent jurisdiction adjudging the Executive bankrupt or insolvent, (ii) the institution of voluntary proceedings to adjudge the Executive bankrupt or insolvent, or (iii) the failure of the Executive to obtain a stay or dismissal of involuntary proceedings to adjudge the Executive bankrupt or insolvent within 90 days of the institution of such proceedings.

The Executive may satisfy all or a portion of her obligations hereunder by transferring to the Company, free and clear of any lien, security interest, claim or other encumbrance (other than those arising under the Employment Agreement), shares of the Purchased Class D Common Stock. For purposes of determining the amount of the Executive’s obligations hereunder thus satisfied, shares of Purchased Class D Common Stock that have not vested pursuant to Section 5.10(d) of the Employment Agreement shall be deemed to have a value equal to $8.02 per share, and shares of Purchased Class D Common Stock that have vested pursuant to Section 5.10(d) of the Employment Agreement shall be deemed to have a per share value equal to their Fair Market Value. For purposes hereof, the term “Fair Market Value” per share, on any given date, means the average for the preceding ten (10) trading days of the closing prices of the sales of the Class D Common Stock on all securities exchanges on which such stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Class D Common Stock is not listed or quoted, the Fair Market Value per share shall be determined by the Board or a committee of the Board based on such factors as the members thereof in the exercise of their business judgment reasonably consider relevant.

1.6. Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance of any and all obligations, now or hereafter existing, of the Executive under this Note, including any extensions, modifications, substitutions, amendments and renewals hereof, whether for principal, interest, fees, premiums, expenses, reimbursement obligations, indemnification or otherwise, the Executive hereby pledges to the Company, and grants to the Company a security interest in, any and all of the Executive’s right, title and interest in and to the following, whether now owned or existing or hereafter acquired or owned (collectively, the “Collateral”):

(a) the Purchased Class D Common Stock;

(b) all securities or other instruments issued as a distribution with respect to, in substitution of, or in exchange for any of the Purchased Class D Common Stock (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise);

(c) any distributions of cash or property in respect of the items described in the preceding clauses (a) and (b); and

(d) all proceeds and products of any of the foregoing items, however and whenever acquired and in whatever form.

Notwithstanding the foregoing, the Executive shall be permitted to retain that portion of any cash distributions or proceeds referred to above equal to the Executive’s tax liability arising from the receipt of such cash distributions or proceeds. For purposes hereof, the Executive’s tax liability with respect to any such cash distributions or proceeds will be deemed to be the product of (i) the amount of such distribution or proceeds and (ii) the combined highest marginal federal, state and local income tax rate applicable to an individual residing in the Executive’s tax domicile at the time of the Executive’s receipt of such distribution or proceeds.

1.7.	Delivery of Collateral; After-Acquired Collateral; Release of Collateral.

(a) Simultaneously with or prior to the execution of this Note, all certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Company and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, including signature guarantees, all in form and substance reasonably satisfactory to the Company. The Company shall have the right during the existence of an Event of Default (as defined below) but without any requirement for prior written notice to the Executive, to transfer to or to register in the name of the Company or any of its nominees any or all of the Collateral.

(b) While this Note is in effect, if the Executive becomes entitled to receive or receives any additional Collateral, the Executive shall accept such Collateral on behalf of and for the benefit of the Company and shall promptly deliver such additional Collateral to the Company together with duly executed forms of assignment, and such additional Collateral shall be deemed to be part of the Collateral hereunder. Any property (other than cash) paid or distributed upon or with respect to any of the Collateral, shall be promptly paid over and delivered to the Company to be held by the Company as further security for the payment and performance in full of all of the obligations hereunder. Except as provided in Section 1.6 hereof, any cash paid or distributed in respect of any of the Collateral shall be immediately applied to the payment first of any accrued and unpaid interest and, if all accrued and unpaid interest has been paid, shall then be applied to reduce the Principal Amount then outstanding.

(c) Upon the indefeasible payment in full of all of the Executive’s obligations hereunder (the date of such payment, the “Termination Date”), the Company shall, at the request of the Executive, duly assign, transfer and deliver to the Executive (without recourse and without any representations or warranty), and release from pledge hereunder, such of the Collateral as may then be in the possession of the Company and as has not theretofore been sold or otherwise applied or released pursuant hereto, and shall surrender this Note to the Executive for cancellation. Prior to the Termination Date, at the request of the Executive, the Company shall duly assign, transfer and deliver to the Executive (without recourse and without any representations or warranty), and release from pledge hereunder, (i) that number of shares of Purchased Class D Common Stock which, combined with all other shares of Purchased Class D Common Stock released pursuant to this clause (i), does not exceed 20% of the shares of Purchased Class D Common Stock that have then become vested pursuant to Section 5.10(d) of the Employment Agreement, and (ii) subject to receipt of the prepayment required by Section 1.2 hereof, any other shares of Purchased Class D Common Stock that have become vested pursuant to Section 5.10(d) of the Employment Agreement and which the Executive then wishes to sell pursuant to a bona fide third party offer.

2. Representations and Warranties of the Executive. The Executive hereby represents and warrants to the Company as of the date hereof and for so long as any of the Executive’s obligations or liabilities under this Note remains outstanding:

(a) the Executive has good and indefeasible title to the Collateral and has the right to grant the security interest provided for herein, and none of the Collateral is subject to any lien, pledge, charge, encumbrance or security interest or right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof. There exists no adverse claim with respect to the Collateral;

(b) this Note and the pledge of Collateral hereunder create a valid and perfected first priority security interest in the Collateral;

(c) no security agreement, financing agreement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Company pursuant to this Note;

(d) the execution, delivery and performance by the Executive of this Note will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Executive is a party or by which the Executive is bound;

(e) this Note accurately describes the Collateral owned and pledged by the Executive;

(f) no dispute, right of setoff (except as specifically provided herein or in the Employment Agreement), counterclaim or defense exists with respect to any portion of the Collateral;

(g) the Executive’s signature on this Note is genuine and the Executive has the legal competence and capacity to execute this Note and to perform the Executive’s obligations hereunder; and

(h) this Note constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms.

3. Voting. So long as no Event of Default shall have occurred and be continuing, the Executive shall be entitled to vote the Purchased Class D Common Stock and to give consents, waivers and ratifications in respect of the Collateral. All such rights of the Executive to vote and give consents, waivers and ratifications with respect to the Collateral shall, at the Company’s option, as evidenced by the Company notifying the Executive of such election, cease during the existence of an Event of Default.

4. Event of Default; Remedies. The failure of the Executive to pay the Principal Amount then outstanding plus all accrued and unpaid interest thereon upon the occurrence of a Maturation Event, or to prepay a portion of the Principal Amount and all accrued but unpaid interest thereon as provided in Section 1.2, shall be an “Event of Default” hereunder. During the existence of an Event of Default, the Company may exercise any and all of the rights, powers and remedies of any owner of the Collateral (including, without limitation, the right to vote the Collateral) and shall have and may exercise without demand any and all of the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of Maryland or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Collateral at any private sale or public auction, on not less than ten (10) days written notice to the Executive, at such price or prices and upon such terms as the Company may deem advisable. The Executive clearly understands that the Company may, in its discretion, approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral than would otherwise be obtainable if the same were registered and sold in the open market. No sale so made in good faith by the Company shall be deemed to be not “commercially reasonable” because so made. The Executive agrees that in the event the Company shall, during the existence of an Event of Default, sell the Collateral or any portion thereof at any private sale or sales, the Company shall have the right to rely upon the advice and opinion of independent appraisers and other persons, which appraisers and other persons are acceptable to the Company, as to the best price reasonably obtainable upon such a private sale thereof. The Executive shall have no right to redeem any of the Collateral after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Collateral offered for sale. In case of any such sale, after deducting the costs, reasonable attorneys’ fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied promptly to the payment first of accrued interest and then to principal under the Note; provided that after payment in full of the indebtedness evidenced by the Note, the balance of the proceeds of sale then remaining shall be paid to the Executive, and the Executive shall be entitled to the return of any of the Collateral remaining in the hands of the Company.

5. Proxy and Power of Attorney. THE EXECUTIVE HEREBY IRREVOCABLY GRANTS TO THE COMPANY SUCH EXECUTIVE’S PROXY EXERCISABLE ONLY DURING THE EXISTENCE OF AN EVENT OF DEFAULT TO VOTE ANY COLLATERAL AND APPOINTS THE COMPANY AS THE EXECUTIVE’S ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, EXERCISABLE ONLY DURING THE EXISTENCE OF AN EVENT OF DEFAULT UNDER THIS NOTE, TO PERFORM ALL OBLIGATIONS AND EXERCISE ALL RIGHTS OF THE EXECUTIVE UNDER THIS NOTE. THE PROXY

AND POWER OF ATTORNEY GRANTED HEREIN ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO PAYMENT IN FULL OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE.

6. Sale Without Registration. The Executive recognizes that registration under the Securities Act of 1933, as amended (the “Securities Act”) (or other applicable law), of the Collateral or compliance with the rules thereunder might be required in order to effect any public sale of the Collateral and that the Company may desire to effect one or more private or other sales not requiring such registration or compliance in order to avoid the attendant delays and uncertainty of such registration and compliance. The Executive therefore agrees that if, at any time the Company shall determine to exercise its rights hereunder to sell all or part of the Collateral, the Company, in its sole and absolute discretion, may elect not to register the Collateral in question under the Securities Act (or other applicable law) and that the Company may, in its sole and absolute discretion, sell such Collateral by private or other sale not requiring such registration in such manner and circumstances at the Company’s sole and absolute discretion in order to effect such a sale in a commercially reasonable manner without such registration. Without limiting the generality of the foregoing, the Company may, in its sole and absolute discretion, (a) approach and negotiate with one or more possible purchasers to effect such sale and (b) restrict such sale to one or more purchasers, each of whom will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Collateral. The Executive hereby agrees that such manner of disposition is commercially reasonable, and that the Company shall not incur any responsibility for selling all or part of the Collateral at a private or other sale, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration under the Securities Act or until made pursuant to one or more rules or other exemptions from the registration provisions under the Securities Act (or other applicable law).

7. No Requirement to Marshal. The Company shall not be required to marshal any present or future security for (including, but not limited to, this Note and the Collateral), or other assurances of payment of, the amounts due hereunder or to resort to such security or other assurance of payment in any particular order. All of the Company’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Executive hereby agrees that it will not invoke any law relating to the marshaling of collateral that might delay or impede the enforcement of the Company’s rights under this Note, and, to the extent that it lawfully may, the Executive hereby irrevocably waives the benefits of all such laws.

8. Restrictions on Collateral. The Executive hereby covenants that, except as otherwise provided herein, until such time as all of the outstanding principal and interest on the Note has been repaid, the Executive shall not (a) without the prior written consent of the Company, create, incur, assume or suffer to exist any pledge, security interest, encumbrance, lien or charge of any kind against any Collateral, other than the pledge thereof and security interest therein provided for in this Note, or (b) sell or otherwise transfer any Collateral or any interest therein unless the proceeds associated with such sale or transfer are applied against the accrued and unpaid interest on and principal of the Note at the time of such sale or transfer.

9. Further Assurances. The Executive will do all such acts and will furnish to the Company all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and approvals and will do or cause to be done all such other things as the Company may reasonably request from time to time in order to give full effect to this Note and to secure the rights of the Company hereunder, all without any cost or expense to the Company. If the Company so elects, a photocopy of this Note clearly marked as a copy may at any time and from time to time be filed by the Company as a financing statement in any recording office in any jurisdiction.

10. The Company’s Exoneration. Under no circumstances shall the Company be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (a) to exercise reasonable care in the physical custody of the Collateral and (b) after a default shall have occurred and be continuing, to act in a commercially reasonable manner. The Company shall not be required to take any action of any kind to collect, preserve or protect its or the Executive’s rights in the Collateral or against other parties thereto.

11. Waiver of Presentment, Demand and Dishonor.

(a) The Executive hereby waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Bankruptcy Code of 1978, as amended, both as to the Executive and as to all of the Executive’s property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals, and modifications hereof.

(b) No failure on the part of the Company to exercise any right or remedy hereunder nor to take action with respect to any event shall constitute waiver of any such right or remedy or affect any right to take action with respect to any event. No failure to accelerate the debt of the Executive evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter, or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Company may have, whether by the laws of the state governing this Note, by agreement or otherwise. The Executive hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

12. Enforcement Costs. The Executive agrees to pay, and to indemnify the Company and hold the Company harmless from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including without limitation, reasonable attorneys’ fees, incurred or arising in connection with the enforcement by the Company of its rights under this Note (“Enforcement Costs”) and that any such Enforcement Costs shall be added to and become part of the indebtedness evidenced by this Note, be payable immediately upon demand and be a full-recourse obligation of the Executive.

13. Right of Offset. The Executive and the Company agree that concurrently with the execution and delivery of this Note and Pledge Agreement Executive and the Company are entering into the Employment Agreement which provides, among other things, for the payment of various amounts to Executive. At the sole option of Executive, any amounts due hereunder shall be offset against any amount owing but not paid under or with respect to the Employment Agreement. Without limiting the generality of the foregoing, if at the time this Note becomes due and payable the conditions set forth in the Employment Agreement with respect to all or part of the earning or vesting of the Extended Term Retention Bonus, or the payment of all or part of the purchase price for the unvested Purchased Class D Common Stock have been satisfied but such Extended Term Retention Bonus or purchase price has not been paid, Executive may offset the payment of this Note against such Extended Term Retention Bonus or purchase price.

14. Notices. Any notice or other communication in connection with this Note shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), in each case, at the appropriate addresses and telecopier numbers as set forth below, or at such other address or facsimile number as a party shall have specified by notice actually received by the other party hereto:

If to the Executive, to her at:

Ms. Linda J. Eckard Vilardo

3901 Charles Avenue

Alexandria, Virginia 22305

Telephone: 703-739-8826

If to the Company, to it at:

Radio One, Inc.

5900 Princess Garden Parkway, 8th Floor

Lanham, MD 20706

Attention: Alfred C. Liggins, III

Telephone: 301-429-2643

Facsimile: 301-306-9694

with a copy to:

Kirkland & Ellis

655 Fifteenth Street, N.W., Suite 1200

Washington, DC 20005-5793

Attention: Terrance L. Bessey, Esq.

Telephone: 202-879-5000

Telecopier: 202-879-5200

15. Governing Law. The construction, validity and interpretation of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

16. Modifications. No amendment, modification, termination, discharge or waiver of any provision of this Note shall be effective unless the same shall be set forth in writing and signed by the Executive and the Company and then only to the extent specifically set forth therein.

17. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Captions and Headings. Captions and headings are for convenience only, are not a part of, and shall not be used to construe any provision of, this Note.

19. Counterparts. This Note may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[END OF DOCUMENT]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have hereunto set my hand to this Promissory Note and Stock Pledge Agreement as of the 31st day of October, 2000.

/s/ Linda J. Eckard Vilardo
Linda J. Eckard Vilardo
RADIO ONE, INC.
By:	/s/ Alfred C. Liggins, III

Name:Alfred C. Liggins, III
Title: President